Exhibit (14)(c)

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Crescent Capital BDC, Inc. of our report dated March 3, 2022 relating to the financial statements of First Eagle Logan JV LLC, which appears in First Eagle Alternative Capital BDC, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, MA
December 22, 2022